Exhibit 99.1

Moldflow Reports Second Quarter Fiscal 2008 Results

Second Quarter Delivers Record Revenue and Increased Profitability

FRAMINGHAM, Mass.--(BUSINESS WIRE)--Moldflow Corporation (NASDAQ: MFLO) today announced results from its continuing operations for the second quarter of its 2008 fiscal year. The Company disposed of its Manufacturing Solutions business division on June 30, 2007; therefore, results from all prior periods have been reclassified to solely reflect the Company’s continuing operations.

  Revenue of $17.1 million was up 19% from the corresponding quarter of fiscal 2007.
  Total product revenue of $8.9 million represented a 17% increase from the same period of the prior year.
  Total services revenue of $8.2 million represented a 22% increase from the same period of the prior year.
  Non-GAAP operating margin grew to 25%, up from 17% in the same period of the prior year.
  EBITDA was $4.7 million, up 59% on a year-over-year basis.
  Non-GAAP tax rate of 18% compared to a rate of 22% in the same period of the prior fiscal year.
  Non-GAAP net income from continuing operations of $4.4 million represented a 71% increase from the results of the corresponding quarter of fiscal 2007.
  Non-GAAP earnings per diluted share of $0.35 increased from $0.21 in the same period of the prior year.
  Net income from continuing operations as reported in accordance with GAAP was $3.8 million or $0.31 per diluted share, and included a net charge of $605,000 for share-based compensation expense, and compared to $2.2 million or $0.18 per diluted share for the prior year, which included a net charge of $386,000 for share based compensation expense.
  Our operating activities from continuing operations generated $882,000 of cash during the second quarter, up significantly from $242,000 generated the same period of the prior year.

“The results of our second quarter show the continued progress we are making towards our corporate goals for fiscal 2008. In fact, our first half has delivered strong results which are at the high end of our expectations for this point in our fiscal year, and are trending towards the higher end of our stated guidance range for the 2008 fiscal year,” said Roland Thomas, Moldflow Corporation’s president and CEO.

Thomas continued, “Once again this quarter, we saw very strong sales performances coming out of Asia driven largely by sales into the electronics sector, as well as modest increases in revenue coming from both Europe and the Americas. In the second half of fiscal 2007, we embarked upon a strategy to deliver products better suited to broad deployment of our technology within our customer’s existing infrastructures. We call this approach ‘Enterprise Enabled Simulation,’ which involves the strategic creation of technologies that are accessible, configurable and process integrated. There are several facets to this strategy, but one key element is the introduction of a concurrent usage licensing option in our flagship Moldflow Plastics Insight product line. We call this new licensing option MPI-Enterprise, or MPI-e.”

“During the first half of fiscal 2008, we began to see momentum grow behind the sales efforts of MPI-e, validating this vision. Providing this licensing option has increased sales into our customers with a worldwide footprint who need options in how they deploy our technologies across their enterprises. We believe that the MPI-e licensing model will not only help us increase sales into our customers, but will also allow us to gain further market penetration with some of the modules of Moldflow Plastics Insight that have not been as widely licensed on a stand-alone basis,” Thomas concluded.

Business Outlook

The Company is providing full year fiscal 2008 guidance on its results from continuing operations below on both a GAAP and non-GAAP basis. Non-GAAP guidance excludes estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs and related taxes, the tax benefits and estimated charges associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on our financial results may differ materially from the estimated amounts included in the guidance below.

The current business outlook is based on information as of February 7, 2008 and is current as of that day only. For our full fiscal 2008 year we expect revenue to grow in the range of 10% to 13% when compared to fiscal 2007. We expect EBITDA from continuing operations to grow in the range of 13% to 20% in fiscal 2008 when compared to fiscal 2007. We expect non-GAAP net income per diluted share from continuing operations of approximately $0.94 to $1.00, based upon an estimated 12.1 million diluted shares. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses which are expected to be approximately $1.8 million, net of related tax effects, and assumes an effective tax rate of approximately 21%. GAAP net income per diluted share from continuing operations for fiscal 2008 is expected to be between $0.78 and $0.84 based upon an estimated 12.1 million diluted shares. This GAAP estimate assumes an annual effective tax rate of approximately 25%.

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP tax rate, non-GAAP net income from continuing operations, non-GAAP net income per diluted share from continuing operations and EBITDA as supplemental measures regarding the Company’s operating performance. Our non-GAAP tax rate, non-GAAP net income from continuing operations and non-GAAP net income per diluted share from continuing operations exclude the impact of share-based compensation expense and, therefore, have not been calculated in accordance with GAAP. EBITDA is defined as GAAP net income from continuing operations plus any interest expense, income taxes, depreciation, amortization and share-based compensation expense less interest earned and, therefore, has not been calculated in accordance with GAAP. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company’s operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income from continuing operations and net income per diluted share from continuing operations, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the second quarter of the 2008 fiscal year and as presented in our business outlook for fiscal 2008, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

Financial Results

The unaudited condensed consolidated financial statements for the second quarter of fiscal 2008 follow.

Information Dissemination

Moldflow will host a conference call to discuss the second quarter of fiscal 2008 year results as well as future outlook at 11:00 a.m. US Eastern time, Thursday, February 7, 2008. The conference call dial-in number is 877-314-4022, Conference ID #32298612. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 32298612) which will be available until February 14, 2008. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company’s website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.

About Moldflow Corporation

Moldflow (NASDAQ: MFLO) is the leading provider of plastics simulation software that empowers more users to optimize more designs across their enterprise from the earliest stages of new product development. For more information, visit www.moldflow.com

Note to editors: Moldflow, Moldflow Plastics Insight, Moldflow Plastics Advisers, Moldflow Structural Alliance, MPA and MPI are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

Cautionary Statement Regarding Forward-Looking Information

Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow’s President and CEO, statements under Business Outlook and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future and estimates and statements regarding any potential growth during the 2008 fiscal year. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risk that a weak global economy will slow capital spending by the Company’s prospective customers; the risk that the Company may not be able to recognize the revenue derived from orders received; the risk that the sales cycle may lengthen; the risk that foreign currency fluctuations may adversely affect the Company’s financial results; the risk that share-based compensation expense will continue to have a negative impact on the Company’s GAAP operating profit from continuing operations, net income from continuing operations and earnings per share from continuing operations calculations; the risk that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of the Company’s subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected; as well as other risks and uncertainties which are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2007 as well as its subsequent quarterly and annual filings.

Revenue growth rate, EBITDA, and GAAP and non-GAAP net income per diluted share from continuing operations guidance represent point-in-time estimates and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Moldflow Corporation
Unaudited Condensed Consolidated Statement of Income
(in thousands, except per share data)

	Three Months Ended		Year to date
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Revenue:
Product	$8,873	$7,607	$14,660	$12,723
Services	8,178	6,684	15,795	13,329
Total revenue	17,051	14,291	30,455	26,052

Costs and operating expenses:
Cost of product revenue	378	370	775	727
Cost of services revenue	1,428	1,209	2,656	2,236
Research and development	2,165	2,029	4,266	3,876
Selling and marketing	5,996	5,359	10,816	9,561
General and administrative	3,506	3,331	7,453	6,986
Total costs and operating expenses	13,473	12,298	25,966	23,386

Income from continuing operations	3,578	1,993	4,489	2,666

Interest income, net	1,071	784	2,117	1,567
Other income (loss), net	50	17	(2)	20

Income from continuing operations before income taxes	4,699	2,794	6,604	4,253
Provision for income taxes	939	632	1,312	474

Net income from continuing operations	$3,760	$2,162	$5,292	$3,779

Net loss from discontinued operations, net of income taxes	-	(381)	-	(317)
Net loss on sale of discontinued operations, net of income taxes	-	-	(236)	-
Net income	$3,760	$1,781	$5,056	$3,462

Shares used in computing net income (loss) per share
Basic	11,751	11,166	11,753	11,161
Diluted	12,063	11,657	12,136	11,625

Net income per share from continuing operations:
Basic	$0.32	$0.19	$0.45	$0.34
Diluted	$0.31	$0.18	$0.44	$0.33
Net loss per share from discontinued operations:
Basic	$-	$(0.03)	$(0.02)	$(0.03)
Diluted	$-	$(0.03)	$(0.02)	$(0.03)
Net income per share:
Basic	$0.32	$0.16	$0.43	$0.31
Diluted	$0.31	$0.15	$0.42	$0.30
Moldflow Corporation
Unaudited Condensed Consolidated Balance Sheet
(in thousands)

	December 31,	June 30,
	2007	2007

Assets
Current assets:
Cash and cash equivalents	$70,562	$59,482
Marketable securities	11,015	13,163
Accounts receivable, net	12,841	11,878
Prepaid expenses and other current assets	11,362	16,977
Total current assets	105,780	101,500

Fixed assets, net	3,987	3,137
Goodwill	6,465	6,465
Other assets	1,805	2,659
Total assets	$118,037	$113,761

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$785	$876
Accrued expenses	9,609	11,489
Deferred revenue	11,347	14,095
Total current liabilities	21,741	26,460

Deferred revenue	2,068	1,582
Other long-term liabilities	1,627	305
Total liabilities	25,436	28,347

Stockholders' equity:
Common stock	126	124
Treasury stock	(8,549)	(8,018)
Additional paid-in capital	88,001	85,358
Retained earnings	6,384	1,617
Accumulated other comprehensive income	6,639	6,333
Total stockholders' equity	92,601	85,414

Total liabilities and stockholders' equity	$118,037	$113,761
Moldflow Corporation
Unaudited Condensed Consolidated Statement of Cash Flows
(in thousands)

	Three Months Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Cash provided by operating activities of continuing operations	$882	$242	$3,052	$1,640
Cash provided by (used in) investing activities of continuing operations	1,002	(4,244)	7,119	(4,194)
Cash provided by (used in) financing activities	38	35	960	(910)
Effect of exchange rate changes on cash and cash equivalents	(109)	267	185	370
Net increase (decrease) in cash and cash equivalents of continuing operations	1,813	(3,700)	11,316	(3,094)
Cash used in discontinued operations	-	(217)	(236)	(414)
Net increase (decrease) in cash and cash equivalents	$1,813	$(3,917)	$11,080	$(3,508)
Moldflow Corporation
Non-GAAP Financial Measures Reconciliation
(in thousands except for per share data, unaudited)

	Three Months Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Net income -- GAAP basis	$3,760	$1,781	$5,056	$3,462

Non-cash share-based compensation	635	453	1,155	803
Tax effect of share-based compensation	(30)	(67)	(68)	(67)
Net loss from discontinued operations	-	381	-	317
Net loss on sale of discontinued operations	-	-	236	-

Net income -- Non-GAAP basis	$4,365	$2,548	$6,379	$4,515

Net income per diluted share - GAAP basis	$0.31	$0.15	$0.42	$0.30
Non-cash share-based compensation	0.05	0.04	0.09	0.07
Tax effect of share-based compensation	(0.01)	(0.01)	(0.01)	(0.01)
Net loss from discontinued operations	-	0.03	-	0.02
Net loss on sale of discontinued operations	-	-	0.02	-

Net income per diluted share -- Non-GAAP basis	$0.35	$0.21	$0.52	$0.38

	Three Months Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Provision for income taxes - GAAP basis	$939	$632	$1,312	$474

Tax effect of share-based compensation	30	67	68	67

Provision for income taxes - Non-GAAP basis	$969	$699	$1,380	$541

	Three Months Ended
	December 31,	December 31,
	2007	2006

Income from continuing operations - GAAP basis	$3,578	$1,993

Non-cash share-based compensation	635	453

Non-GAAP income from continuing operations	$4,213	$2,446

Total revenue	$17,051	$14,291

Non-GAAP operating margin	25%	17%

	Three Months Ended
	December 31,	December 31,
	2007	2006

Income from continuing operations before income taxes - GAAP basis	$4,699	$2,794

Non-cash share-based compensation	635	453

Non-GAAP income from continuing operations before income taxes	$5,334	$3,247

Provision for income taxes - Non-GAAP basis	$969	$699

Non-GAAP tax rate	18%	22%
Moldflow Corporation
Reconciliation of Net Income from continuing operations to EBITDA
(in thousands)

		Guidance
		Year Ended
	Year Ended	June 30, 2008
	June 30, 2007	High	Low

EBITDA is calculated as follows:

Net income from continuing operations - GAAP basis	$8,549	$10,050	$9,450
Share-based compensation	1,930	1,800	1,800
Depreciation and amortization expenses	1,979	2,400	2,400
Tax provision	2,187	3,350	3,150
Interest income	(3,250)	(3,925)	(3,925)
EBITDA	$11,395	$13,675	$12,875
	Three Months Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

EBITDA is calculated as follows:

Net income from continuing operations - GAAP basis	$3,760	$2,162	$5,292	$3,779
Share-based compensation	635	453	1,155	803
Depreciation and amortization expenses	438	498	874	984
Tax provision	939	632	1,312	474
Interest income	(1,071)	(784)	(2,117)	(1,567)
EBITDA	$4,701	$2,961	$6,516	$4,473

CONTACT:
Moldflow Corporation
Investor relations contact:
Dawn Soucier, 508-358-5848 x234
dawn_soucier@moldflow.com